FOR IMMEDIATE RELEASE

Contacts:
Investors:	Media:
Validus Holdings, Ltd.	Drew Brown / Jamie Tully
Jon Levenson, Senior Vice President	Sand Verbinnen & Co.
+1-441-278-9000	+1-212-687-8080
Jon.Levenson@Validusre.bm
Roddy Watt / Francesca Tuckett
College Hill
+44 (0) 207-457-2020
VALIDUS ANNOUNCES FIRST QUARTER NET INCOME OF $66.5 MILLION,
ANNUALIZED RETURN ON AVERAGE EQUITY OF 13.5%
Diluted Book Value Per Share of $24.43 at March 31, 2008
Hamilton, Bermuda, May 1, 2008 — Validus Holdings Limited (“Validus”) (NYSE: VR) today reported net income for the quarter ended March 31, 2008 of $66.5 million, or $0.85 per diluted common share, compared with $56.7 million, or $0.94 per diluted common share, for the quarter ended March 31, 2007.
Net operating income for the first quarter of 2008 was $65.5 million, or $0.84 per diluted share, compared with $53.7 million, or $0.89 per diluted common share, for the quarter ended March 31, 2007.
Net operating income, a non-GAAP financial measure, is defined as net income excluding net realized and unrealized gains or losses on investments, foreign exchange gains and losses and non-recurring items. Reconciliations of this measure to net income, the most directly comparable GAAP measure, are presented at the end of this release.
Operating results of Talbot have been included in the consolidated financial statements from the acquisition date of July 2, 2007. The Validus data for first three months of 2007 refers only to the company prior to its acquisition of Talbot. Further, the 2008 Validus data gives effect to the initial public offering which was consummated on July 30, 2007.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

First quarter 2008 results
Consolidated operating highlights for the first quarter include the following:
•	Gross premiums written increased by 38.0% to $521.6 million from $378.1 million, due to the addition of Talbot which added $201.8 million of gross premiums written and offset reduced gross premiums written in the Validus Re segment;

•	Net premiums earned increased by 161.8% to $291.9 million from $111.5 million, due primarily to the addition of Talbot which added $148.2 million of net premiums earned;

•	Combined ratio of 82.4% which included $41.5 million of incurred losses relating to significant first quarter property loss events (representing 14.2 percentage points of the consolidated 48.0% loss ratio), and $12.8 million of favorable prior year loss reserve development benefitting the loss ratio by 4.4 percentage points;

•	Investment income increased by 94.9% to $36.0 million from $18.5 million primarily due to higher investment balances resulting from funds from operations and the addition of Talbot;

•	Annualized return on average equity of 13.5% and annualized net operating return on average equity of 13.4%; and

•	Net income increased by 17.1% to $66.5 million from $56.7 million, due to the addition of Talbot which added $16.0 million of net income and partially offset by higher corporate expenses;
Commenting on the first quarter of 2008 results, Ed Noonan, Chairman and Chief Executive Officer of Validus, stated: “We are pleased to report solid earnings and a 13.5% annualized return on average equity for the quarter. We benefited greatly in the quarter from our acquisition of Talbot which has allowed us to grow our gross premium written by 38.0% and more fully diversify our global short-tail underwriting platform. In a quarter which saw individual risk losses of over $5 billion in the global market and continued turmoil in the credit markets, reporting solid net income of $66.5 million and maintaining a conservative balance sheet is a significant achievement for our company.”
Validus Re Segment Results
Gross premiums written during the first quarter of 2008 were $331.0 million, a decrease of $47.0 million from $378.1 million in the first quarter of 2007. Gross premiums written were comprised of $203.1 million of property premiums, $84.0 million of marine premiums and $43.9 million of specialty premiums compared to $238.8 million of property premiums, $101.2 million of marine premiums and $38.1 million of specialty premiums in the first quarter of 2007. The decreases in property and marine premiums written were primarily driven by reduced market pricing; increased client retentions and reduced participation on certain property proportional treaties.
Net premiums earned for the first quarter of 2008 were $143.7 million compared to $111.5 million for the first quarter of 2007, an increase of $32.2 million or 28.8%. The increase in net premiums earned reflects the benefit of earning premiums written in 2007.
The combined ratio increased to 62.6% from 59.9% in the first quarter of 2007. This increase was primarily due to a 3.2 percentage point increase in the Company’s acquisition cost ratio. The loss ratio of 41.0% included $30.2 million relating to significant first quarter property loss events (equal to 21.0 loss ratio points) and included favorable prior year loss reserve development of $4.9 million (representing 3.4 percentage points on the loss ratio).
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Talbot Segment Results
Gross premiums written during the first quarter of 2008 were $201.8 million, comprised of $40.4 million of property premiums, $86.2 million of marine premiums and $75.2 million of specialty premiums. Net premiums earned for the first quarter of 2008 were $148.2 million. The combined ratio was 94.0%, comprised of a loss ratio of 54.7%, a policy acquisition costs ratio of 24.5% and a general and administrative expense ratio of 14.8%. The loss ratio of 54.7% included $11.3 million relating to significant first quarter property loss events (equal to 7.6 loss ratio points) and included favorable prior year loss reserve development of $7.8 million (representing 5.3 percentage points on the loss ratio).
Corporate Segment Results
Corporate results are comprised of executive and board expenses, internal and external audit expenses, interest and costs from the junior subordinated deferrable debentures, and other costs relating to the Company as a whole. General and administrative expenses for the three months ended March 31, 2008 were $6.8 million compared to $3.9 million for the three months ended March 31, 2007. Stock compensation expenses for the three months ended March 31, 2008 were $4.3 million compared to $1.2 million for the three months ended March 31, 2007, which primarily reflects the added cost from the Employee Seller shares issued to Talbot employees as part of the acquisition.
Investments
Net investment income increased in the first quarter of 2008 due to higher investment balances resulting from the addition of Talbot and from funds generated from operations.
Investment income was $36.0 million in the first quarter of 2008 compared to $18.5 million in the first quarter of 2007, an increase of 94.9%, or $17.5 million. Net realized gains on investments were $7.7 million, compared to $46,000 of net realized gains in the first quarter of 2007.
The Company recorded $15.0 million of net unrealized losses in the three months ended March 31, 2008. The Company recorded $1.6 million net unrealized gains in the three months ended March 31, 2007. The net unrealized losses in the three months ended March 31, 2008 were primarily the result of market value declines in the Company’s holding of AAA-rated Alt-A non-Agency residential mortgage-backed securities (“RMBS’). At March 31, 2008, the Company held $117.8 million of Alt-A residential mortgage-backed securities. The Company’s Alt-A non-Agency RMBS allocation consists entirely of AAA securities.
Finance Expenses
Finance expenses for the quarter ended March 31, 2008 were $21.5 million, increasing from $4.4 million in the three months ended March 31, 2007. Finance expenses consist of interest due on outstanding debt, the amortization of debt offering expenses and offering discount fees relating to the Company’s credit facility, and third-party capital costs for Talbot. The increase partially relates to the inclusion of Talbot in the consolidated financial statements effective with the beginning of the third quarter of 2007. Talbot’s third-party capital costs were $13.0 million in the first quarter of 2008. In addition, the increase in finance expenses is partially attributable to the issuance of junior subordinated deferrable debentures in the second quarter of 2007.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Shareholders’ Equity and Capitalization
At March 31, 2008, shareholders’ equity was $1.99 billion. Diluted book value per common share was $24.43 and book value per common share was $26.82 compared to $24.00 and $26.08, respectively, at December 31, 2007. Diluted book value per share is a non-GAAP financial measure. A reconciliation of this measure to shareholders’ equity is presented at the end of this release.
Total capitalization at March 31, 2008 was $2.34 billion, including $350.0 million of junior subordinated deferrable debentures.
On April 29, 2008, the Company announced that it had repurchased $45.7 million principal amount of its Junior Subordinated Deferrable Interest Debentures (“JSDs”) from an unaffiliated financial institution in a privately negotiated transaction. The aggregate price of the repurchased JSDs was $36.5 million, plus accrued and unpaid interest of $0.5 million. The transaction will result in a second quarter gain and an increase in book value of $8.8 million equal to $0.10 per diluted common share in the quarter ended June 30, 2008.
Conference Call
We will host a conference call for analysts and investors on May 2, 2008 at 10:00 AM (Eastern) to discuss the first quarter financial results and related matters. The conference call can be accessed via telephone by dialing (800) 860-2442 (toll-free U.S.) or 412-858-4600 (international). Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through May 19, 2008 by dialing 877-344-7529 and entering the pass code 417507# .
This conference call will also be available through a live audio webcast accessible through the Investor Information section of our website at www.validusre.bm. In addition, a financial supplement relating to our financial results for the quarter ended March 31, 2008 is available in the Investor Information section of our website.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Validus Re is rated “A-” (“Excellent”) by A.M. Best. For more information about Validus, visit our website at www.validusre.bm.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at March 31, 2008 (unaudited) and December 31, 2007
(expressed in thousands of U.S. dollars, except share amounts)

	March 31,	December 31,
	2008	2007

Assets
Fixed maturities, at fair value	$2,759,884	$2,411,398
Short-term investments, at fair value	133,711	250,623
Cash and cash equivalents	347,347	444,698

Total cash and investments	3,240,942	3,106,719
Premiums receivable	572,175	401,241
Deferred acquisition costs	135,789	105,562
Prepaid reinsurance premiums	71,855	22,817
Securities lending collateral	191,256	164,324
Loss reserves recoverable	118,575	134,404
Paid losses recoverable	7,008	7,810
Taxes recoverable	—	3,325
Goodwill and other intangible assets	150,732	151,772
Accrued investment income	22,187	19,960
Other assets	25,119	26,290

Total assets	$4,535,638	$4,144,224

Liabilities
Reserve for losses and loss expenses	$977,236	$926,117
Unearned premiums	750,257	557,344
Reinsurance balances payables	88,356	36,848
Securities lending payable	192,468	164,324
Taxes payable	1,531	—
Deferred taxation	13,421	16,663
Net payable for investments purchased	52,307	31,426
Accounts payable and accrued expenses	119,404	126,702
Debentures payable	350,000	350,000

Total liabilities	2,544,980	2,209,424

Commitments and contingent liabilities

Shareholders’ equity
Ordinary shares	12,990	12,985
Additional paid-in capital	1,391,303	1,384,604
Accumulated other comprehensive income (loss)	18	(49)
Retained earnings	586,347	537,260

Total shareholders’ equity	1,990,658	1,934,800

Total liabilities and shareholders’ equity	$4,535,638	$4,144,224

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations and Comprehensive Income
For the three months March 31, 2008 and 2007
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended
	March 31,	March 31,
	2008	2007

Revenues
Gross premiums written	$521,594	$378,070
Reinsurance premiums ceded	(84,900)	(30,958)

Net premiums written	436,694	347,112
Change in unearned premiums	(144,830)	(235,620)

Net premiums earned	291,864	111,492
Net investment income	36,043	18,497
Net realized gains on investments	7,744	46
Net unrealized (losses) gains on investments	(14,977)	1,643
Other income	935	—
Foreign exchange gains	8,179	1,389

Total revenues	329,788	133,067

Expenses
Losses and loss expense	140,024	46,487
Policy acquisition costs	56,701	12,219
General and administrative expenses	37,107	11,227
Share compensation expense	6,535	1,945
Finance expenses	21,517	4,441

Total expenses	261,884	76,319

Net income before taxes	67,904	56,748
Taxes	1,429	—

Net income	$66,475	$56,748

Comprehensive income
Foreign currency translation adjustments	67	—

Comprehensive income	$66,542	$56,748

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	74,209,371	58,482,601
Diluted	78,329,727	60,215,392

Basic earnings per share	$0.87	$0.97

Diluted earnings per share	$0.85	$0.94

Cash dividends declared per share	$0.20	$0.00

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended March 31, 2008
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended March 31, 2008
			Corporate
			&
	Validus Re	Talbot	Elimination	Total

Gross premiums written	$331,048	$201,794	$(11,248)	$521,594
Reinsurance premiums ceded	(23,743)	(72,405)	11,248	(84,900)

Net premiums written	307,305	129,389	—	436,694
Change in unearned premiums	(163,651)	18,821	—	(144,830)

Net premiums earned	143,654	148,210	—	291,864
Losses and loss expense	58,915	81,109	—	140,024
Policy acquisition costs	20,403	36,298	—	56,701
General and administrative expenses	9,379	20,923	6,805	37,107
Stock compensation expenses	1,226	976	4,333	6,535

Underwriting income (loss)	$53,731	$8,904	$(11,138)	$51,497

Net investment income	25,027	10,982	34	36,043
Other income	—	935	—	935
Finance expenses	(354)	(13,220)	(7,943)	(21,517)

Operating income (loss) before taxes	78,404	7,601	(19,047)	66,958
Taxes	28	1,401	—	1,429

Net operating income (loss)	$78,376	$6,200	$(19,047)	$65,529

Net realized gains on investments	2,077	5,667	—	7,744
Net unrealized (losses) gains on investments	(18,612)	3,635	—	(14,977)
Foreign exchange gains	7,675	504	—	8,179

Net income (loss)	$69,516	$16,006	$(19,047)	$66,475

Loss and loss expense ratio	41.0%	54.7%		48.0%
Policy acquisition cost ratio	14.2%	24.5%		19.4%
General and administrative expense ratio	7.4%	14.8%		15.0%

Expense ratio	21.6%	39.3%		34.4%

Combined ratio	62.6%	94.0%		82.4%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended March 31, 2007
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended March 31, 2007
			Corporate
			&
	Validus Re	Talbot	Elimination	Total

Gross premiums written	$378,070	$—	$—	$378,070
Reinsurance premiums ceded	(30,958)	—	—	(30,958)

Net premiums written	347,112	—	—	347,112
Change in unearned premiums	(235,620)	—	—	(235,620)

Net premiums earned	111,492	—	—	111,492
Losses and loss expense	46,487	—	—	46,487
Policy acquisition costs	12,219	—	—	12,219
General and administrative expenses	7,292	—	3,935	11,227
Stock compensation expenses	765	—	1,180	1,945

Underwriting income (loss)	$44,729	$—	$(5,115)	$39,614

Net investment income	18,496	—	1	18,497
Other income	—	—	—	—
Finance expenses	(856)	—	(3,585)	(4,441)

Operating income (loss) before taxes	62,369	—	(8,699)	53,670
Taxes	—	—	—	—

Net operating income (loss)	$62,369	$—	$(8,699)	$53,670

Net realized gains on investments	46	—	—	46
Net unrealized gains on investments	1,643	—	—	1,643
Foreign exchange gains	1,389	—	—	1,389

Net income (loss)	$65,447	$—	$(8,699)	$56,748

Loss and loss expense ratio	41.7%	0.0%		41.7%
Policy acquisition cost ratio	11.0%	0.0%		11.0%
General and administrative expense ratio	7.2%	0.0%		11.8%

Expense ratio	18.2%	0.0%		22.8%

Combined ratio	59.9%	0.0%		64.5%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income and Annualized Net Operating Return on Average Equity
For the three months ended March 31, 2008 and 2007
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended
	March 31,	March 31,
	2008	2007

Net income	$66,475	$56,748

Adjustment for net realized gains on investments	(7,744)	(46)
Adjustment for net unrealized (gains) on investments	14,977	(1,643)
Adjustment for foreign exchange gains	(8,179)	(1,389)

Net operating income	$65,529	$53,670

Net income per share — diluted	$0.85	$0.94

Adjustment for net realized gains on investments	(0.10)	(0.00)
Adjustment for net unrealized (gains) on investments	0.19	(0.03)
Adjustment for foreign exchange gains	(0.10)	(0.02)

Net operating income per share — diluted	$0.84	$0.89

Weighted average number of common shares and common share equivalents — diluted	78,329,727	60,215,392

Net operating income	$65,529	$53,670

Average shareholders’ equity	1,962,729	1,221,870

Annualized net operating return on average equity	13.4%	17.6%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Diluted Book Value Per Share
As at March 31, 2008 and December 31, 2007
(expressed in thousands of U.S. dollars, except share amounts)

	At March 31, 2008
	Equity		Exercise	Book value
	amount	Shares	Price	per share

Book value per common share
Total shareholders’ equity	$1,990,658	74,230,411		$26.82

Diluted book value per common share
Total shareholders’ equity	$1,990,658	74,230,411
Assumed exercise of outstanding warrants	152,545	8,693,216	$17.55
Assumed exercise of outstanding options	52,683	2,893,968	$18.20
Unvested restricted shares	—	4,058,486

Diluted book value per common share	$2,195,886	89,876,081		$24.43

	At December 31, 2007
	Equity		Exercise	Book value
	amount	Shares	Price	per share

Book value per common share
Total shareholders’ equity	$1,934,800	74,199,836		$26.08

Diluted book value per common share
Total shareholders’ equity	$1,934,800	74,199,836
Assumed exercise of outstanding warrants	152,869	8,711,729	$17.55
Assumed exercise of outstanding options	49,196	2,761,176	$17.82
Unvested restricted shares	—	3,367,961

Diluted book value per common share	$2,136,865	89,040,702		$24.00

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Cautionary Note Regarding Forward-Looking Statements
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. This report may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance market; 5) our limited operating history; 6) the effect on our investment portfolio of changing financial market conditions including inflation, interest rates, liquidity and other factors; 7) adequacy of our loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, interest rates and foreign currency exchange rates); 14) the integration of Talbot or other businesses we may acquire or new business ventures we may start; 15) acts of terrorism or outbreak of war; and 16) availability of reinsurance and retrocessional coverage.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere, including the Risk Factors included in our Annual Report on form 10-K. Any forward-looking statements made in this report are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company’s results, management has included and discussed certain schedules containing net operating income (loss), annualized net operating return on average equity and diluted book value per share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the section below entitled “Net Operating Income and Annualized Net Operating Return on Average Equity”. Annualized net operating return on average equity is presented in the section below entitled “Net Operating Income and Annualized Net Operating Return on Average Equity”. A reconciliation of diluted book value per share to book value per share, the most comparable U.S. GAAP financial measure, is presented in the section below entitled “Diluted Book Value Per Share”. Net operating income is calculated based on net income (loss) excluding net realized gains (losses), net unrealized gains (losses) on investments, gains (losses) arising from translation of non-US$ denominated balances and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm